UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2009

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 9, 2009, the Company entered into a commitment with Deutsche Bank Berkshire Mortgage, Inc. under which the Company intends to obtain, on or before April 17, 2009, fourteen individual separate mortgage loans, each to be secured by one of the Company’s current communities.  The fourteen communities involved are:  Avalon on the Alameda and Avalon at Mission Bay North in California; Avalon Gates and Avalon at Stamford Harbor in Connecticut; Avalon at Foxhall and Avalon at Gallery Place in Washington, DC; Avalon Shrewsbury and Avalon Woburn in Massachusetts; Avalon at Traville in Maryland; Avalon at Edgewater, Avalon at Freehold, and Avalon Run East II in New Jersey; Avalon Gardens in New York; and Avalon Bellevue in Washington.

The Company expects to borrow $741,140,000 in the aggregate in the fourteen transactions.  Interest will be fixed at 5.86% per annum for ten years.  Each of the loans will provide for payments of interest only during the first and second years of the loan term, with payments of principal and interest (based on a 30 year amortization schedule) thereafter and the remaining principal amount and any unpaid interest due at maturity on the tenth anniversary.  Each loan will be subject to a prepayment penalty for the first nine years and six months of the term equal to the greater of (i) a specified yield maintenance formula or (ii) 1% of the amount prepaid.  Thereafter, for the following three months such prepayment penalty will be equal to 1% of the amount prepaid.  There is no prepayment penalty during the last three months of the loan term.  In each case the borrower under the loan is a subsidiary or affiliate of the Company that owns the community, with the Company providing a limited guaranty for non-recourse carveout obligations of the borrower.  The loans will generally be non-recourse to the borrowers and to the Company.  Each of the notes evidencing the loans will be coterminous and subject to (1) a Master Cross-Collateralization Agreement, which provides for a cross-default and acceleration of all of the loans if there is an event of default under one of the loans and cross-collateralization of all the loans and (2) a Master Substitution Agreement, which provide for the substitution of collateral under certain circumstances.

There can be no assurance that these loans will close.  The Company expects to use the funds from these loans, if completed, to pay amounts outstanding under the Company’s unsecured credit facility, to retire unsecured debt securities and other maturing debt, and to support the Company’s working capital needs related to development and redevelopment activity that is underway.

ITEM 8.01  Other Events.

On April 8, 2009, AvalonBay Communities, Inc. (the “Company”) announced the second and final closing of AvalonBay Value Added Fund II, L.P. (“Fund II”), a private, discretionary investment vehicle with commitments from institutional investors and the Company that was initially formed on August 26, 2008.

A copy of the press release announcing the second and final closing of Fund II is filed herewith as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

April 14, 2009
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 8, 2009.